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                                                                    EXHIBIT 10.3

                        SEPARATION AGREEMENT AND RELEASE


        THIS SEPARATION AGREEMENT AND RELEASE ("Agreement") is made and entered into this 30th day of May, 2002, by and between WILLBROS USA, INC. ("Employer") and LARRY J. BUMP ("Employee").

                                   WITNESSETH:

        WHEREAS, Employee is or was employed by Employer; and

        WHEREAS, Employee will retire from his employment with Employer effective May 31, 2002 ("Retirement Date"); and

        WHEREAS, Employer and Employee wish to achieve a final and amicable resolution of all issues related to their employment relationship;

        NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth below, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYEE'S RETIREMENT. Employee and Employer confirm and agree that Employee will retire from employment with Employer as of the Retirement Date and that the employment relationship which existed between Employee and Employer and/or any of Employer's affiliated companies will cease as of the Retirement Date. However, nothing contained herein shall prevent or interfere with the ability of the parties to enter into future agreements for Employee to provide consulting services and advice to Employer or Employer's affiliates on an independent contractor basis ("Subsequent Agreement"). In addition, it is anticipated that Employee will continue to serve as a non-employee Class III member of the Board of Directors of Willbros Group, Inc. ("WGI"), Employer's parent company, after the Retirement Date and that Employee will also serve as Chairman of such Board and as a member of various committees of such Board. Except as provided in any Subsequent Agreement or in policies which apply generally to non-employee members of the WGI Board ("Board Policies"), all of Employer's obligations to Employee on or after the Retirement Date are set forth herein. Accordingly, except as otherwise provided herein, in a Subsequent Agreement or in Board Policies, Employer shall have no further obligations whatsoever to Employee after the Retirement Date. Employer shall cause its personnel records to reflect that Employee retired from employment with Employer effective on the Retirement Date.

2. PRIOR AGREEMENTS SUPERSEDED. Except as otherwise specifically provided herein, this Agreement supersedes and replaces all other prior agreements, written or oral, relating to Employee's employment with Employer and/or any of Employer's affiliated companies.


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3.      2002 SALARY AND BONUS. Employee will continue or continued to receive his current, regular salary through the Retirement Date, less applicable withholding taxes. In addition, on the Retirement Date, Employee will receive a bonus for the calendar year 2002 in the amount of Five Hundred Thousand U.S. Dollars (U.S.$500,000), less applicable withholding taxes.

4. MANAGEMENT INCENTIVE PLAN. Prior to the Retirement Date, Employee participated in the Willbros USA, Inc. Management Incentive Plan dated January 1, 1996 ("Incentive Plan"). Employee acknowledges that the Incentive Plan terminated December 31, 1998 and that Employee is not entitled to any further payments or benefits under the Incentive Plan.

5. MEDICAL INSURANCE CONTINUATION. Employee acknowledges that Employer no longer provides benefits under the Retiree Medical Plan which it previously maintained and that neither Employee nor Employee's dependents are entitled to any benefits thereunder. If Employee is not entitled to Medicare benefits, Employee will be entitled to continue participation for a limited period of time in Employer's Group Medical Plan, Group Dental Plan and/or Executive Medical Plan under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Detailed information concerning the costs and procedures applicable to such insurance coverage will be provided separately by Employer.

6. LIFE INSURANCE CONVERSION. Employee has the right to convert Employee's life insurance coverage under Employer's Group Life Plan and dependent life insurance coverage obtained by the Employee under Employer's Dependent Life Plan to individual life insurance policies. Conversion forms and premium rates applicable to such conversion programs will be provided separately by the relevant insurer.

7. PENSION PLAN. As a vested participant in the Willbros USA, Inc. Pension Plan ("Pension Plan") previously maintained by Employer for the benefit of eligible employees, Employee was entitled to certain retirement benefits in accordance with the Pension Plan termination procedure approved by the Internal Revenue Service (the "Pension Plan Termination Procedure"). Under the Pension Plan Termination Procedure, Employee elected to receive a lump sum distribution of benefits and has received such distribution. Employee acknowledges that no further benefits are payable to Employee under the Pension Plan or the Pension Plan Termination Procedure.

8. EXECUTIVE BENEFIT RESTORATION PLAN. Prior to the Retirement Date, Employee also participated in the Willbros USA, Inc. Executive Benefit Restoration Plan ("Restoration Plan"). Effective January 22, 2001, the Restoration Plan was terminated and Employee received a distribution of all benefits to which Employee was entitled under the Restoration Plan. Employee releases the


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        Employer, the Restoration Plan Trust, the Restoration Plan Trustee, and
        the Restoration Plan administrators from any further claims for benefits under the Restoration Plan.

9. INCENTIVE STOCK OPTIONS. Employee is vested in certain incentive stock options and certain non-qualified stock options provided by WGI, pursuant to the Willbros Group, Inc. 1996 Stock Plan ("Stock Plan"). Nothing in this Agreement shall affect any rights or obligations of Employee or WGI under the Incentive Stock Option Agreement or the Non-Qualified Stock Option Agreements entered into between Employee and WGI pursuant to the Stock Plan. Employee acknowledges that any of Employee's incentive stock options awarded under the Stock Plan which are exercised more than three (3) months after the Retirement Date will be treated as non-qualified stock options for U.S. federal income tax purposes.

10. EMPLOYER INVESTMENT PLAN. Employee is fully vested in Employer's 401(k) Investment Plan ("Investment Plan"). Employee has the option of receiving a lump-sum distribution of Employee's total account balance in the Investment Plan, transferring such account balance to another tax-qualified plan or to an Individual Retirement Account or leaving such account balance in the Investment Plan. Election forms and detailed information concerning Employee's options with respect to Employee's account balance in the Investment Plan will be provided separately by Employer.

11. DIRECTOR AND OFFICER MATTERS. Employee shall resign from all employee, officer, director and committee member positions which Employee holds with Employer or any affiliate of Employer effective as of the Retirement Date, except that Employee shall not resign from Employee's position as Chairman of the WGI Board of Directors or as a Class III member of the WGI Board of Directors. Nothing in this Agreement shall affect any of Employee's rights or obligations with respect to indemnification or director and officer liability insurance coverage to which Employee is entitled or subject in his capacity as a former director and officer of Employer, a former officer of WGI, a continuing Class III non-employee director of WGI or a former officer or director of certain WGI affiliates, whether under that certain Indemnification Agreement between WGI and Employee dated June 27, 1996, or otherwise.

12. ACCRUED VACATION PAY. On the Retirement Date, Employee shall receive Thirty Six Thousand Two Hundred Twenty One and 59/100 U.S. Dollars (U.S.$36,221.59), less applicable payroll tax withholding, as compensation for all of Employee's accrued vacation time through the Retirement Date.

13. OTHER BENEFITS. Except as specifically set forth herein, all employment benefits previously made available to Employee by Employer or any of its affiliates, including, without limitation, those made available under Employer's Executive Compensation Program, shall cease to be available to Employee as of the Retirement Date. Employee acknowledges that he is not entitled to receive any


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        compensation, severance payment or retirement enhancement payment under the Employer's 1999 or 2000 Reduction-In-Force Plans or WGI's Severance Protection Plan.

14. LUMP SUM PAYMENT. On the Effective Date (as defined in Paragraph 20 below), Employer shall pay to Employee a lump sum amount of Five Hundred Thousand U.S. Dollars (U.S.$500,000), less applicable payroll tax withholding, in consideration of the release specified below and the acknowledgements, waivers, representations and undertakings specified herein.

15.     RELEASE.

        (a) Except for the obligations of Employer specifically set forth in this Agreement or referenced in this Agreement as continuing obligations, Employee fully and forever relieves, releases, and discharges Employer, WGI and all of their respective representatives, officers, directors, shareholders, predecessors, successors, parents, subsidiaries, operating units, affiliates, divisions, employees and attorneys from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Employee's employment with and termination from Employer, including but not limited to any and all claims pursuant to Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1966, 42 U.S.C. Section 1981, 1983 and 1985, which prohibits violations of civil rights; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. Section 621, et seq., which prohibits age discrimination in employment; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Section 12101, et seq., which prohibits discrimination against the disabled; the Family and Medical Leave Act of 1993, 29 U.S.C. Section 2601, et seq., which provides medical and family leave; the Fair Labor Standards Act, 42 U.S.C. Section 201, et seq., including the Wage and Hour Laws relating to payment of wages; and all other federal, state or local laws or regulations prohibiting employment discrimination. This release also includes, but is not limited to, a release by Employee of any claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, that Employer has dealt with Employee unfairly or in bad faith, and all other common law contract and tort claims. Employee is not waiving any rights or claims that may arise after the Retirement Date.

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        (b) Except for the obligations of Employee specifically set forth in this Agreement or referenced in this Agreement as continuing obligations, Employer, on behalf of itself and its affiliates, fully and forever relieves, releases, and discharges Employee, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of action, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Employee's employment with and termination from Employer. Employer is not waiving any rights or claims that may arise after the Retirement Date.

16. CONFIDENTIALITY. The following confidentiality obligations are in addition to those which will apply to Employee in Employee's continuing capacity as Chairman of the WGI Board of Directors and a Class III member of the WGI Board of Directors after the Retirement Date. To the extent such other obligations are of longer duration or more strict than the obligations set forth below, such other obligations shall supercede the obligations set forth below. For a period of two (2) years after the Retirement Date, Employee shall not, except as otherwise required by law, furnish, disclose or make accessible to any person, entity or government authority, any knowledge, trade secrets, customer information, supplier information, plans, opportunities, procedures, data, techniques or other information relating to the businesses or finances of Employer or any of its affiliates. The prohibitions set forth in the preceding sentence shall not apply, however, to information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). In addition, Employee shall continue to comply fully with the use and disclosure restrictions set forth in all third party confidentiality agreements entered into by the Employer or its affiliates on or prior to the Retirement Date to the extent such third party agreements are known to Employee.

17. REMEDIES. The parties recognize that, because of the nature of the subject matter of Paragraph 16 above, it would be impracticable and extremely difficult to determine the actual damages suffered by Employer in the event of a material breach of Employee's obligations thereunder. Accordingly, if Employee commits a material breach, or threatens to commit a material breach, of any of the provisions of Paragraph 16, Employer or any of its successors or assigns shall give Employee written notice of such violation and, if Employee has not cured such violation or otherwise ceased to act in violation of Paragraph 16 within ten (10) days after the giving of such notice, Employer or any of its successors or assigns shall have the following rights and remedies:

        (a) to have the provisions of Paragraph 16 specifically enforced by any court having equity jurisdiction, without the posting of bond or other security, it being acknowledged and agreed by Employee that any such breach or threatened breach will cause irreparable injury to Employer and that an injunction may be issued against Employee to stop or prevent any such breach or threatened breach; and


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        (b)       to recover such actual damages as Employer or its affiliates may incur as a result of such breach or threatened breach.

        The curing of a violation of the requirements of Paragraph 16 shall not preclude Employer from seeking the recovery of its actual damages resulting from such violation.

18. INDEPENDENT LEGAL ADVICE. Employee acknowledges that he has had the opportunity to be represented by independent legal counsel of his choice with respect to the advisability of signing this Agreement and providing the releases, waivers, acknowledgements, representations and undertakings specified herein, and with respect to his rights and obligations under the terms of this Agreement.

19. KNOWLEDGE OF CONTENTS. Both parties acknowledge that they have carefully read this Agreement and that the contents hereof are known and understood by them. This Agreement is signed freely by each party hereto.

20. REVIEW AND REVOCATION PERIOD. Employee acknowledges that he has been extended a period of forty-five (45) days within which to consider this Agreement. For a period of seven (7) days following Employee's execution of the Agreement, Employee may revoke this Agreement by notifying Employer, in writing, of his desire to do so. From and after the date which is seven (7) days after Employee's execution of this Agreement (the "Effective Date"), this Agreement shall be binding and enforceable.

21. OBLIGATION TO RETURN FUNDS. In the event Employee exercises his right to revocation set forth in Section 20 above, Employee shall immediately return to Employer all amounts, if any, paid to Employee as consideration under this Agreement. The duty to return funds under this Agreement shall survive the revocation of the Agreement and shall constitute a separately enforceable obligation between Employee and Employer.

22. NO ADMISSION OF LIABILITY. This Agreement and compliance with this Agreement shall not be construed as an admission by Employer or Employee of any liability whatsoever, or as an admission by Employer of any violation of the rights of Employee or any other person, or any violation of any order, law, statute, duty or contract.

23. SEVERABILITY. In the event that any provision of this Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

24. GOVERNING LAW. This Agreement will be interpreted and enforced in accordance with the laws of the State of Texas.


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25.     ENTIRETY AND INTEGRATION. Upon the execution hereof by all of the parties hereto, this Agreement shall constitute a single, integrated contract expressing the entire agreement of the parties relative to the subject matter hereof and, except as otherwise specifically noted herein, supersedes all prior negotiations, understandings and/or agreements, if any, of the parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first mentioned above.

EMPLOYEE                               EMPLOYER

                                       Willbros USA, Inc.

      /s/  Larry J. Bump                       /s/ Michael F. Curran
______________________________         By:_______________________________
        Larry J. Bump                            Michael F. Curran
                                          President and Chief Executive Officer





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